(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	January 22, 2020
(630) 906-5484

Old Second Reports Fourth Quarter 2019 Net Income of $9.5 million

AURORA, IL, January 22, 2020 – Old Second Bancorp, Inc. (the “Company,” “we,” “us,” and “our”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the fourth quarter of 2019.  Our net income was $9.5 million, or $0.31 per diluted share, for the fourth quarter of 2019, compared to net income of $12.2 million, or $0.40 per diluted share, in the third quarter of 2019, and net income of $8.6 million, or $0.28 per diluted share, for the fourth quarter of 2018.

Operating Results

•

Fourth quarter 2019 net income was $9.5 million, reflecting a decrease in earnings of $2.6 million from the third quarter of 2019, and an increase in earnings of $916,000 from the fourth quarter of 2018.   Fourth quarter 2019 financial results were negatively impacted by net interest margin compression compared to the third quarter of 2019 and the fourth quarter of 2018.  Also contributing to the linked quarter decrease in net income was a $3.4 million decrease in securities gains, net, in the fourth quarter of 2019, compared to the third quarter of 2019. Partially offsetting these negative variances was the addition of a death benefit realized on BOLI in the fourth quarter of 2019 and mark to market gains on mortgage servicing rights (“MSRs”), compared to mark to market losses on MSRs in the third quarter of 2019 and the fourth quarter of 2018.

•

Net interest and dividend income was $23.2 million for the fourth quarter of 2019, a decrease of $1.6 million, or 6.4%, from $24.8 million for the third quarter of 2019, and a decrease of $1.2 million, or 4.7%, from the fourth quarter of 2018.  Net interest and dividend income in the fourth quarter of 2019 was negatively impacted by interest rate reductions over the past year, which more than offset increases in interest income due to loan growth in the year over year period.

•

Noninterest income was $9.2 million for the fourth quarter of 2019,  a decrease of $2.7 million, or 22.6%, compared to $11.9 million for the third quarter of 2019, and an increase of $2.7 million, or 42.1%, compared to $6.5 million for the fourth quarter of 2018.  The linked quarter decrease was primarily due to a $3.4 million decrease in securities gains, net.  These decreases were partially offset by the addition of a $872,000 death benefit realized on BOLI in the fourth quarter of 2019 and $240,000 of mark to market gains on MSRs, compared to $946,000 of mark to market losses on MSRs in the third quarter of 2019.  The increase in noninterest income in the year over year period was primarily driven by the addition of a $872,000 death benefit realized on BOLI in the fourth quarter of 2019 and a $1.7 million increase in total mortgage banking revenue.

•

Noninterest expense was $19.8 million for the fourth quarter of 2019, a  decrease of $126,000, or 0.6%, compared to $20.0 million for the third quarter of 2019, and an increase of $1.1 million, or 5.6%, from $18.8 million for the fourth quarter of 2018.  The linked quarter decrease was primarily attributable to decreases in salaries and employee benefits and computer and data processing costs, partially offset by increases in consulting fees included within other expense.  The increase in noninterest expense in the year over year period was primarily attributable to higher salaries and employee benefits expense, occupancy, furniture and equipment expense and debit card interchange expense, partially offset by a decrease in other expense,  primarily consisting of consulting and deferred director compensation related expense.

•

The provision for income taxes totaled $2.9 million for the fourth quarter of 2019, compared to $4.0 million for the third quarter of 2019 and $2.9 million for the fourth quarter of 2018.  The linked quarter decrease of $1.1 million was primarily due to a decrease of $3.8 million in pretax income in the fourth quarter of 2019, compared to the third quarter of 2019.  A  minimal change in the provision for income taxes in the year over year quarterly period was realized, as the increase in pre-tax income was due to the BOLI death benefit, which is nontaxable.

•	On January 21, 2020, our Board of Directors declared a cash dividend of $0.01 per share payable on February 10, 2020, to stockholders of record as of January 31, 2020.

Capital Ratios

	Minimum Capital	Well Capitalized
	Adequacy with	Under Prompt
	Capital Conservation	Corrective Action	December 31,	September 30,	December 31,
	Buffer, if applicable[1]	Provisions[2]	2019	2019	2018
The Company
Common equity tier 1 capital ratio	7.00%	N/A	11.14%	10.89%	9.29%
Total risk-based capital ratio	10.50%	N/A	14.53%	14.34%	12.63%
Tier 1 risk-based capital ratio	8.50%	N/A	13.65%	13.45%	11.78%
Tier 1 leverage ratio	4.00%	N/A	11.93%	11.54%	10.08%

The Bank
Common equity tier 1 capital ratio	7.00%	6.50%	14.35%	14.83%	13.29%
Total risk-based capital ratio	10.50%	10.00%	15.23%	15.72%	14.14%
Tier 1 risk-based capital ratio	8.50%	8.00%	14.35%	14.83%	13.29%
Tier 1 leverage ratio	4.00%	5.00%	12.50%	12.68%	11.36%

1 Amounts are shown inclusive of a capital conservation buffer of 2.50%. Under the Federal Reserve’s Small Bank Holding Company Policy Statement, the Company is not subject to the minimum capital adequacy and capital conservation buffer capital requirements at the holding company level, unless otherwise advised by the Federal Reserve (such capital requirements are applicable only at the Bank level). Although the minimum regulatory capital requirements are not applicable to the Company or the Tier 1 Leverage ratio, we calculate these ratios for our own planning and monitoring purposes.

2 The prompt corrective action provisions are only applicable at the Bank level.

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $15.8 million at December 31, 2019, compared to $13.4 million at September 30, 2019, and $16.3 million at December 31, 2018.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.8% at December 31, 2019, 0.7% at September 30, 2019, and 0.9%  at December 31, 2018.  Purchased credit impaired (“PCI”) loans acquired in our acquisition of ABC Bank totaled $8.6 million, net of purchase accounting adjustments, at December 31, 2019.  We do not consider PCI loans, which showed evidence of deteriorated credit quality at acquisition, to be nonperforming assets if their cash flows and the timing of such cash flows continue to be estimable and probable of collection.

•

OREO assets totaled $5.0 million at December 31, 2019, compared to $4.7 million at September 30, 2019, and $7.2 million at December 31, 2018. We recorded writedowns of $120,000 in the fourth quarter of 2019, compared to $203,000 in the third quarter of 2019, and $96,000 in the fourth quarter of 2018. Nonperforming assets, as a percent of total loans plus OREO, were 1.1% at December 31, 2019, 0.9% at September 30, 2019, and 1.2% at December 31, 2018.

•

Total loans were $1.93 billion at December 31, 2019, reflecting an increase of $31.0 million compared to September 30, 2019, and an increase of $33.8 million compared to December 31, 2018, due primarily to growth in our commercial, leases, and real estate-commercial portfolios.  Average loans (including loans held-for-sale) for the fourth quarter of 2019 were $1.90 billion, reflecting an increase of $7.8 million from the third quarter of 2019 and an increase of $45.4 million from the fourth quarter of 2018.  Growth in the year over year period is due to organic growth in our leases, commercial, and real estate-commercial portfolios.

•

Available-for-sale securities totaled $484.6 million at December 31, 2019, compared to $488.4 million at September 30, 2019, and $541.2 million at December 31, 2018. Total securities available-for-sale remained relatively unchanged over the linked quarters, and a decline of $56.6 million was realized in the year over year period due primarily to security sales recorded in the third quarter of 2019.

Net Interest Income

Analysis of Average Balances,
Tax Equivalent Income / Expense and Rates
(Dollars in thousands - unaudited)

	Quarters Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Income /	Rate	Average	Income /	Rate	Average	Income /	Rate
	Balance	Expense	%	Balance	Expense	%	Balance	Expense	%
Assets
Interest earning deposits with financial institutions	$27,720	$115	1.65	$21,425	$119	2.20	$19,142	$104	2.16
Securities:
Taxable	285,437	2,323	3.23	260,842	2,296	3.49	269,236	2,524	3.72
Non-taxable (TE)[1]	200,365	1,857	3.68	233,208	2,176	3.70	269,646	2,661	3.92
Total securities (TE)[1]	485,802	4,180	3.41	494,050	4,472	3.59	538,882	5,185	3.82
Dividends from FHLBC and FRBC	9,763	143	5.81	10,398	154	5.88	10,758	131	4.83
Loans and loans held-for-sale[1,2]	1,903,290	23,623	4.92	1,895,454	25,159	5.27	1,857,900	24,182	5.16
Total interest earning assets	2,426,575	28,061	4.59	2,421,327	29,904	4.90	2,426,682	29,602	4.84
Cash and due from banks	34,417	-	-	34,315	-	-	34,915	-	-
Allowance for loan and lease losses	(20,063)	-	-	(19,452)	-	-	(19,247)	-	-
Other noninterest bearing assets	173,249	-	-	172,250	-	-	187,355	-	-
Total assets	$2,614,178			$2,608,440			$2,629,705

Liabilities and Stockholders' Equity
NOW accounts	$417,198	$300	0.29	$420,437	$334	0.32	$429,042	$263	0.24
Money market accounts	288,376	285	0.39	282,797	269	0.38	315,857	292	0.37
Savings accounts	305,374	121	0.16	308,483	121	0.16	300,845	115	0.15
Time deposits	437,236	1,805	1.64	420,429	1,672	1.58	461,677	1,643	1.41
Interest bearing deposits	1,448,184	2,511	0.69	1,432,146	2,396	0.66	1,507,421	2,313	0.61
Securities sold under repurchase agreements	45,146	146	1.28	40,342	135	1.33	44,628	138	1.23
Other short-term borrowings	28,772	144	1.99	75,310	429	2.26	83,588	512	2.43
Junior subordinated debentures	57,728	933	6.41	57,716	933	6.41	57,681	933	6.42
Senior notes	44,258	673	6.03	44,222	682	6.12	44,146	672	6.04
Notes payable and other borrowings	8,768	72	3.26	10,973	89	3.22	17,987	130	2.87
Total interest bearing liabilities	1,632,856	4,479	1.09	1,660,709	4,664	1.11	1,755,451	4,698	1.06
Noninterest bearing deposits	678,136	-	-	651,863	-	-	634,611	-	-
Other liabilities	28,026	-	-	30,329	-	-	17,108	-	-
Stockholders' equity	275,160	-	-	265,539	-	-	222,535	-	-
Total liabilities and stockholders' equity	$2,614,178			$2,608,440			$2,629,705
Net interest income (GAAP)		$23,189			$24,780			$24,340
Net interest margin (GAAP)			3.79			4.06			3.98

Net interest income (TE)[1]		$23,582			$25,240			$24,904
Net interest margin (TE)[1]			3.86			4.14			4.07
Interest bearing liabilities to earning assets	67.29%			68.59%			72.34%

1 Tax equivalent (TE) basis is calculated using a marginal tax rate of 21% in 2019 and 2018. See the discussion entitled “Non-GAAP Presentations” below and the table on page 16 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

2 Interest income from loans is shown on a tax equivalent basis, which is a non-GAAP financial measure as discussed in the table on page 16, and includes fees of $397,000 for the fourth quarter of 2019, $295,000 for the third quarter of 2019, and $508,000 for the fourth quarter of 2018. Nonaccrual loans are included in the above stated average balances.

Net interest income (TE) was $23.6 million for the fourth quarter of 2019, which reflects a decrease of $1.7 million compared to the third quarter of 2019, and a decrease of $1.3 million compared to the fourth quarter of 2018.  The tax equivalent adjustment for the fourth quarter of 2019 was $393,000, compared to $460,000 for the third quarter of 2019, and $564,000 for the fourth quarter of 2018.  Average interest earning assets increased $5.2 million to $2.43 billion for the fourth quarter of 2019, compared to the third quarter of 2019, primarily due to loan growth.

Average interest earnings assets remained steady compared to the fourth quarter of 2018, with a decline in total securities offset by loan growth.  Average loans, including loans held-for-sale, increased  $7.8 million for the fourth quarter of 2019, compared to the third quarter of 2019, and grew $45.4 million compared to the fourth quarter of 2018.  Growth in volumes of earning assets for the fourth quarter of 2019 was more than offset by a decline in yields.  The yield on average earning assets decreased 31 basis points in the fourth quarter of 2019, compared to the third quarter of 2019, and decreased 25 basis points compared to the fourth quarter of 2018, primarily due to the lowering of interest rates by the Federal Reserve Bank in the third quarter of 2019.  In addition, a few large loans acquired in our acquisition of ABC Bank paid off in the third quarter of 2019, which resulted in purchase accounting accretion income of $1.0 million in the third quarter of 2019, compared to purchase accounting accretion income of $255,000 in the fourth quarter of 2019 and $662,000 in the fourth quarter of 2018.

Total securities income was $4.2 million in the fourth quarter of 2019, a decrease of $292,000 compared to the third quarter of 2019, and a decrease of $1.0 million compared to the fourth quarter of 2018, due primarily to reductions in yields and volumes.    We sold $13.5 million of securities in the fourth quarter of 2019, resulting in pretax security gains, net, of $35,000, compared to $57.2 million of security sales in the third quarter of 2019, primarily in the nontaxable municipals sector, which resulted in pretax security gains, net, of $3.5 million.  Our overall yield on tax equivalent municipal securities was 3.68% for the fourth quarter of 2019, compared to 3.70% for the third quarter of 2019, and 3.92% for the fourth quarter of 2018.  Taxable security yields also declined during this time period, resulting in a decrease to the overall tax equivalent yield for the total securities portfolio of 18 basis points from September 30, 2019 to December 31, 2019, and 41 basis points from December 31, 2018, to December 31, 2019.

Average interest bearing liabilities decreased $27.9 million in the fourth quarter of 2019, compared to the third quarter of 2019, primarily driven by a $46.5 million decrease in other short-term borrowings, due to a decrease in funding needs as a result of net loan paydowns early in the fourth quarter. Average interest bearing liabilities decreased $122.6 million in the fourth quarter of 2019, compared to the fourth quarter of 2018, primarily driven by a $59.2 million reduction in interest bearing deposits, and a $54.8 million decrease in other short term borrowings.  The cost of interest bearing liabilities for the fourth quarter of 2019 decreased by two basis points from the third quarter of 2019,  but increased three basis points from the fourth quarter of 2018.  Growth in average noninterest bearing demand deposits of $26.3 million in the fourth quarter of 2019, compared to the third quarter of 2019, and of $43.5 million in the year over year period, has assisted us in controlling our cost of funds stemming from average interest bearing deposits, which totaled 0.69% for the fourth quarter of 2019, 0.66% for the third quarter of 2019, and 0.61% for the fourth quarter of 2018.

For the fourth quarter of 2019, average other short-term borrowings, which consisted solely of FHLBC advances, totaled  $28.8 million, compared to $75.3 million for the third quarter of 2019, and $83.6 million for the fourth quarter of 2018.  Average rates paid on short-term FHLBC advances decreased from 2.43% in the fourth quarter of 2018 to 2.26% for the third quarter of 2019, and to 1.99% for the fourth quarter of 2019, reflecting the fluctuations in the interest rate environment.  There were no material changes in the rates or volumes of our junior subordinated debt issuances and senior debt issuance in the linked quarter or year over year periods.  Average notes payable and other borrowings included  long-term FHLBC advances acquired in our acquisition of ABC Bank in April 2018, of $8.8 million for the fourth quarter of 2019, $11.0 million for the third quarter of 2019, and $18.0 million for the fourth quarter of 2018.

Our net interest margin (TE) decreased 28 basis point to 3.86% for the fourth quarter of 2019, compared to 4.14% for the third quarter of 2019 due primarily to a decrease in loan yields resulting from the falling interest rate environment, which decreased income from average earning assets more significantly than expenses related to average interest bearing liabilities.  Our net interest margin (TE) in the fourth quarter of 2019 was 21 basis points lower than the fourth quarter of 2018, due primarily to falling interest rates and a reduction in purchase accounting accretion income recorded in the fourth quarter of 2019.

Noninterest Income

				4th Quarter 2019
Noninterest Income	Three Months Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	3rd Quarter	4th Quarter
	2019	2019	2018	2019	2018
Trust income	$1,700	$1,730	$1,633	(1.7)	4.1
Service charges on deposits	1,874	2,020	2,044	(7.2)	(8.3)
Residential mortgage banking revenue
Secondary mortgage fees	151	282	140	(46.5)	7.9
Mortgage servicing rights mark to market (loss)	240	(946)	(923)	N/M	N/M
Mortgage servicing income	473	460	389	2.8	21.6
Net gain on sales of mortgage loans	1,113	2,074	669	(46.3)	66.4
Total residential mortgage banking revenue	1,977	1,870	275	5.7	618.9
Securities gain, net	35	3,463	-	(99.0)	N/M
Increase in cash surrender value of BOLI	370	267	38	38.6	873.7
Death benefit realized on BOLI	872	-	-	N/M	N/M
Debit card interchange income	900	1,124	1,141	(19.9)	(21.1)
Other income	1,514	1,459	1,371	3.8	10.4
Total noninterest income	$9,242	$11,933	$6,502	(22.6)	42.1

N/M - Not meaningful.

Noninterest income decreased $2.7 million, or 22.6%, in the fourth quarter of 2019, compared to the third quarter of 2019, primarily driven by a $3.4 million decrease in securities gains, net, and a reduction in net gain on sales of mortgage loans of $961,000.  These negative variances were partially offset by a $1.2 million increase in mark to market gains on MSRs and a $872,000 death benefit realized on BOLI recorded in the fourth quarter of 2019.

Noninterest income increased $2.7 million, or 42.1%, in the year over year, primarily driven by a $1.7 million increase in total residential mortgage banking revenue, which included $240,000 of mark to market gains on MSRs, compared to $923,000 of mark to market losses on MSRs in the fourth quarter of 2018.  Growth in the year over year period also included a $67,000 increase in trust income, a $332,000 increase in the cash surrender value of BOLI, a $872,000 death benefit realized on BOLI, and a $143,000 increase in other income.  The increase in other income for the fourth quarter of 2019, compared to the fourth quarter of 2018, was primarily attributable to an increase in ATM fees of $123,000, master card contract incentive fees of $80,000 and lease syndication fees of $43,000 which were partially offset by a  decrease in interest rate swap fees of $137,000.

Noninterest Expense

				4th Quarter 2019
Noninterest Expense	Three Months Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	3rd Quarter	4th Quarter
	2019	2019	2018	2019	2018
Salaries	$9,315	$9,460	$8,484	(1.5)	9.8
Officers incentive	680	923	784	(26.3)	(13.3)
Benefits and other	1,613	1,679	1,167	(3.9)	38.2
Total salaries and employee benefits	11,608	12,062	10,435	(3.8)	11.2
Occupancy, furniture and equipment expense	2,140	2,235	1,922	(4.3)	11.3
Computer and data processing	1,285	1,490	1,413	(13.8)	(9.1)
FDIC insurance	-	(114)	170	(100.0)	(100.0)
General bank insurance	246	270	259	(8.9)	(5.0)
Amortization of core deposit intangible asset	129	157	133	(17.8)	(3.0)
Advertising expense	250	360	242	(30.6)	3.3
Debit card interchange expense	318	279	38	14.0	736.8
Legal fees	195	111	147	75.7	32.7
Other real estate owned expense, net	99	26	165	N/M	(40.0)
Other expense	3,558	3,078	3,853	15.6	(7.7)
Total noninterest expense	$19,828	$19,954	$18,777	(0.6)	5.6
Efficiency ratio (GAAP)[1]	62.17%	59.46%	59.92%
Adjusted efficiency ratio (non-GAAP)[2]	60.78%	58.53%	58.44%

1  The efficiency ratio shown in the table above is a GAAP financial measure calculated as noninterest expense, excluding OREO expenses and amortization of core deposits, divided by the sum of net interest income and total noninterest income less net gains and losses on securities and any BOLI death benefit recorded.

2 The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of BOLI. See the discussion entitled “Non-GAAP Presentations” below and the table on page 16 that provides a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

Noninterest expense for the fourth quarter of 2019 decreased $126,000, or 0.6%, compared to the third quarter of 2019, and increased $1.1 million, or 5.6%, compared to the fourth quarter of 2018.  The linked quarter decrease is primarily attributable to a $454,000 decrease in salaries and employee benefits, a $205,000 decrease in computer and data processing, and a $110,000 decrease in advertising expense, which was partially offset by a $480,000 increase in other expense. Other expense increased in the fourth quarter of 2019, compared to the third quarter of 2019, due to increases in the deferred compensation valuation of director fees, and consulting fees.

The year over year increase in noninterest expense is primarily attributable to the growth in our commercial lending team, which resulted in higher costs in salaries and employee benefits, and repairs and maintenance on bank owned properties, which resulted in higher occupancy, furniture and equipment expense. Debit card interchange expense also increased year over year due to growth in volumes and system upgrades.  Partially offsetting the year over year increases were decreases in computer and data processing, FDIC insurance, other real estate expense, net, and other expense.

Earning Assets

				December 31, 2019
Loans	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2019	2019	2018	2019	2018
Commercial	$332,842	$333,664	$314,323	(0.2)	5.9
Leases	119,751	108,152	78,806	10.7	52.0
Real estate - commercial	865,599	826,780	820,941	4.7	5.4
Real estate - construction	69,617	91,066	108,390	(23.6)	(35.8)
Real estate - residential	396,901	388,511	407,068	2.2	(2.5)
HELOC	123,457	126,309	140,442	(2.3)	(12.1)
Other[1]	12,258	14,140	14,439	(13.3)	(15.1)
Total loans, excluding deferred loan costs and PCI	1,920,425	1,888,622	1,884,409	1.7	1.9
Net deferred loan costs	1,786	2,054	1,653	(13.0)	8.0
Total loans, excluding PCI	1,922,211	1,890,676	1,886,062	1.7	1.9
PCI loans, net of purchase accounting adjustments	8,601	9,135	10,965	(5.8)	(21.6)
Total loans	$1,930,812	$1,899,811	$1,897,027	1.6	1.8

1 Other class includes consumer and overdrafts.

Total loans increased by $31.0 million at December 31, 2019, compared to September 30, 2019,  and increased $33.8 million for the year over year period.  The majority of the year over year increase is due to organic growth in our commercial, leases and real estate-commercial loan portfolios.

				December 31, 2019
Securities	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2019	2019	2018	2019	2018
Securities available-for-sale, at fair value
U.S. Treasury	$4,036	$4,038	$3,923	(0.0)	2.9
U.S. government agencies	8,337	9,143	10,951	(8.8)	(23.9)
U.S. government agency mortgage-backed	16,588	16,940	14,075	(2.1)	17.9
States and political subdivisions	249,175	238,727	274,067	4.4	(9.1)
Collateralized mortgage obligations	57,984	64,121	64,429	(9.6)	(10.0)
Asset-backed securities	81,844	83,182	109,514	(1.6)	(25.3)
Collateralized loan obligations	66,684	72,271	64,289	(7.7)	3.7
Total securities available-for-sale	$484,648	$488,422	$541,248	(0.8)	(10.5)

Our securities portfolio was $484.6 million as of December 31, 2019, a decrease of $3.8 million from $488.4 million as of September 30, 2019, and a decrease of $56.6 million from December 31, 2018.  The portfolio composition has remained relatively static over the past year, with exceptions noted in states and political subdivisions and asset-backed securities due to sales, calls or maturities in those portfolios.  Security sales recorded in the fourth quarter of 2019 resulted in net securities gains of $35,000, compared to $3.5 million of net securities gains in the third quarter of 2019, and no security gains or losses in the fourth quarter of 2018.  The $3.5 million gain on sales recorded in the third quarter of 2019 was driven by the sale of approximately $57.2 million of tax exempt municipal securities, as the spread risk on these assets had increased considerably due to historically tight spreads in the sector. We sold the securities to reduce our exposure related to this risk and we used a portion of the sale proceeds to purchase taxable municipal bonds, which had spread levels near their historic average.

Asset Quality

				December 31, 2019
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2019	2019	2018	2019	2018
Nonaccrual loans	$12,432	$11,852	$13,741	4.9	(9.5)
Performing troubled debt restructured loans accruing interest	872	1,532	1,683	(43.1)	(48.2)
Loans past due 90 days or more and still accruing interest	2,545	18	917	N/M	177.5
Total nonperforming loans	15,849	13,402	16,341	18.3	(3.0)
Other real estate owned	5,004	4,682	7,175	6.9	(30.3)
Total nonperforming assets	$20,853	$18,084	$23,516	15.3	(11.3)

PCI loans, net of purchase accounting adjustments	$8,601	$9,135	$10,965	(5.8)	(21.6)

30-89 days past due loans	$14,390	$7,072	$10,989
Nonaccrual loans to total loans	0.6%	0.6%	0.7%
Nonperforming loans to total loans	0.8%	0.7%	0.9%
Nonperforming assets to total loans plus OREO	1.1%	0.9%	1.2%
Purchased credit-impaired loans to total loans	0.4%	0.5%	0.6%

Allowance for loan and lease losses	$19,789	$19,651	$19,006
Allowance for loan and lease losses to total loans	1.0%	1.0%	1.0%
Allowance for loan and lease losses to nonaccrual loans	159.2%	165.8%	138.3%

N/M - Not meaningful.

Nonperforming loans consist of nonaccrual loans, performing troubled debt restructured loans accruing interest and loans 90 days or more past due and still accruing interest.  We do not consider PCI loans, which showed evidence of deteriorated credit quality at acquisition, to be nonperforming assets as long as their cash flows and the timing of such cash flows continue to be estimable and probable of collection.  Nonperforming loans to total loans was 0.8% in the fourth quarter of 2019, 0.7% in the third quarter of 2019, and 0.9% for the fourth quarter of 2018.  Nonperforming assets to total loans plus OREO remained relatively stable and ended at 1.1% in the fourth quarter of 2019, compared to 0.9% in the third quarter of 2019 and 1.2% in the fourth quarter of 2018, as our loan portfolio grew year over year, and we continued OREO liquidations and recorded write-downs.  Our allowance for loan and lease losses to total loans was 1.0% as of  December 31, 2019, September 30, 2019, and December  31, 2018.

The following table details the accretable discount on all of our purchased loans for the quarters ended December 31, 2019, September 31, 2019 and December 31, 2018.

Purchased Accounting Accretion

For the Three Months Ended	Accretable Discount- Non-PCI Loans	Accretable Discount- PCI Loans	Non-Accretable Discount- PCI Loans	Total
Beginning balance, October 1, 2019	$999	$714	$4,893	$6,606
Accretion	(182)	(73)	-	(255)
Charge-offs	-	(122)	(920)	(1,042)
Transfer	-	3	(3)	-
Ending balance, December 31, 2019	$817	$522	$3,970	$5,309

For the Three Months Ended	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, July 1, 2019	$1,216	$931	$5,500	$7,647
Accretion	(217)	(218)	(606)	(1,041)
Transfer	-	1	(1)	-
Ending balance, September 30, 2019	$999	$714	$4,893	$6,606

For the Three Months Ended	Accretable Discount- Non-PCI Loans	Accretable Discount- PCI Loans	Non-Accretable Discount- PCI Loans	Total
Beginning balance, October 1, 2018	$2,310	$1,218	$6,069	$9,597
Accretion	(310)	(119)	(100)	(529)
Transfer[1]	(133)	-	-	(133)
Ending balance, December 31, 2018	$1,867	$1,099	$5,969	$8,935

1    Transfer was due to loans moved to OREO.

The following table shows classified assets by segment for the following periods.

				December 31, 2019
Classified loans	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2019	2019	2018	2019	2018
Commercial	$11,688	$8,079	$137	44.7	N/M
Leases	329	74	-	344.6	N/M
Real estate-commercial, nonfarm	11,672	12,525	22,661	(6.8)	(48.5)
Real estate-commercial, farm	1,210	1,210	1,222	-	(1.0)
Real estate-construction	262	264	2,610	(0.8)	(90.0)
Real estate-residential:
Investor	1,390	984	1,216	41.3	14.3
Multi-Family	503	430	979	17.0	(48.6)
Owner occupied	3,631	3,766	4,524	(3.6)	(19.7)
HELOC	1,969	1,985	1,889	(0.8)	4.2
Other[1]	359	22	31	N/M	N/M
Total classified loans, excluding PCI	33,013	29,339	35,269	12.5	(6.4)
PCI loans, net of purchase accounting adjustments	8,601	9,135	10,965	(5.8)	(21.6)
Total classified loans	$41,614	$38,474	$46,234	8.2	(10.0)

N/M - Not meaningful.

1  Other class includes consumer and overdrafts.

Classified loans include nonaccrual, performing troubled debt restructurings, PCI loans, and all other loans considered substandard, as shown above.  Classified loans totaled $41.6 million as of December 31, 2019, an increase of $3.1 million, or 8.2%, from the prior linked quarter, and a decrease of $4.6 million, or 10.0%, from the fourth quarter of 2018.  The $8.6 million of PCI loans as of December 31, 2019, $9.1 million as of September 30, 2019, and $10.9 million as of December 31, 2018, stems from our acquisition of ABC Bank in 2018.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	December 31,	% of	September 30,	% of	December 31,	% of
	2019	Total [2]	2019	Total [2]	2018	Total [2]
Commercial	$(18)	(150.0)	$10	3.7	$(13)	(1.6)
Leases	2	16.7	47	17.3	-	-
Real estate-commercial, nonfarm
Owner general purpose	91	758.3	-	-	14	1.7
Owner special purpose	494	N/M	-	-	-	-
Non-owner general purpose	(20)	(166.7)	147	54.2	903	109.9
Non-owner special purpose	(615)	N/M	-	-	-	-
Retail properties	-	-	-	-	-	-
Total real estate-commercial, nonfarm	(50)	591.6	147	54.2	917	111.6
Real estate-construction
Homebuilder	-	-	-	-	-	-
Land	-	-	-	-	-	-
Commercial speculative	-	-	-	-	-	-
All other	1	8.3	7	2.6	-	-
Total real estate-construction	1	8.3	7	2.6	-	-
Real estate-residential
Investor	15	125.0	(6)	(2.2)	(11)	(1.3)
Multi-Family	(7)	(58.3)	-	-	(15)	(1.8)
Owner occupied	72	600.0	(13)	(4.8)	(11)	(1.3)
Total real estate-residential	80	666.7	(19)	(7.0)	(37)	(4.4)
HELOC	(53)	(441.7)	(2)	(0.7)	(81)	(9.9)
Other[1]	50	416.7	81	29.9	36	4.3
Net charge-offs / (recoveries)	$12	100.0	$271	100.0	$822	100.0

N/M - Not meaningful.

1  Other class includes consumer and overdrafts.

2 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the fourth quarter of 2019 were $835,000, compared to $397,000 for the third quarter of 2019, and $1.1 million for the fourth quarter of 2018.  Gross recoveries were $823,000 for the fourth quarter of 2019, compared to $126,000 for the third quarter of 2019, and $229,000 for the fourth quarter of 2018. Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $2.13 billion at December 31, 2019, an increase of $52.3 million compared to September 30, 2019, resulting from net increases in demand deposits of $26.4 million, savings, NOW and money market accounts of $10.8 million, and time deposits of $15.0 million.  Total deposits increased $10.1 million in the year over year period reflecting increases in demand deposits of $51.0 million, partially offset by aggregate decreases in savings, NOW and money market accounts and time deposits of $40.9 million.

Borrowings

As of December 31, 2019, we had $48.5 million outstanding in other short-term borrowings compared to $84.0 million as of September 30, 2019, and $149.5 million as of December 31, 2018.

We are indebted on senior notes totaling $44.2 million, net of deferred issuance costs, as of December 31, 2019.  We are also indebted on $57.7 million of junior subordinated debentures, net of deferred issuance costs, which are related to the trust preferred securities issued by our two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  Notes payable and other borrowings is comprised of $6.7 million of a  long-term FHLBC advance acquired in our ABC Bank acquisition that matures on February 2, 2026.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure our performance, including the presentation of net interest income and net interest margin on a fully taxable equivalent basis and our efficiency ratio calculations. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page 6.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 16 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

We will host an earnings call on Thursday, January 23,  2020, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to our earnings call via telephone by dialing 844-602-0380.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on January 30, 2020, by dialing 877-481-4010, using Conference ID:  57046.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2019	2018
Assets
Cash and due from banks	$34,096	$38,599
Interest earning deposits with financial institutions	16,536	16,636
Cash and cash equivalents	50,632	55,235
Securities available-for-sale, at fair value	484,648	541,248
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	9,917	13,433
Loans held-for-sale	3,061	2,984
Loans	1,930,812	1,897,027
Less: allowance for loan and lease losses	19,789	19,006
Net loans	1,911,023	1,878,021
Premises and equipment, net	44,354	42,439
Other real estate owned	5,004	7,175
Mortgage servicing rights, net	5,935	7,357
Goodwill and core deposit intangible	21,275	21,814
Bank-owned life insurance ("BOLI")	61,763	61,544
Deferred tax assets, net	11,459	21,280
Other assets	26,474	23,473
Total assets	$2,635,545	$2,676,003

Liabilities
Deposits:
Noninterest bearing demand	$669,795	$618,830
Interest bearing:
Savings, NOW, and money market	1,015,285	1,040,668
Time	441,669	457,175
Total deposits	2,126,749	2,116,673
Securities sold under repurchase agreements	48,693	46,632
Other short-term borrowings	48,500	149,500
Junior subordinated debentures	57,734	57,686
Senior notes	44,270	44,158
Notes payable and other borrowings	6,673	15,379
Other liabilities	25,062	16,894
Total liabilities	2,357,681	2,446,922

Stockholders’ Equity
Common stock	34,854	34,720
Additional paid-in capital	120,657	119,081
Retained earnings	213,723	175,463
Accumulated other comprehensive income (loss)	4,562	(4,079)
Treasury stock	(95,932)	(96,104)
Total stockholders’ equity	277,864	229,081
Total liabilities and stockholders’ equity	$2,635,545	$2,676,003

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Interest and dividend income
Loans, including fees	$23,587	$24,144	$97,719	$88,769
Loans held-for-sale	33	33	133	127
Securities:
Taxable	2,323	2,524	9,256	9,577
Tax exempt	1,467	2,102	7,425	8,341
Dividends from FHLBC and FRBC stock	143	131	602	469
Interest bearing deposits with financial institutions	115	104	459	334
Total interest and dividend income	27,668	29,038	115,594	107,617
Interest expense
Savings, NOW, and money market deposits	706	670	2,960	2,156
Time deposits	1,805	1,643	6,736	5,829
Securities sold under repurchase agreements	146	138	577	462
Other short-term borrowings	144	512	1,755	1,429
Junior subordinated debentures	933	933	3,724	3,716
Senior notes	673	672	2,699	2,688
Notes payable and other borrowings	72	130	384	398
Total interest expense	4,479	4,698	18,835	16,678
Net interest and dividend income	23,189	24,340	96,759	90,939
Provision for loan and lease losses	150	500	1,600	1,228
Net interest and dividend income after provision for loan and lease losses	23,039	23,840	95,159	89,711
Noninterest income
Trust income	1,700	1,633	6,655	6,417
Service charges on deposits	1,874	2,044	7,715	7,328
Secondary mortgage fees	151	140	772	696
Mortgage servicing rights mark to market gain (loss)	240	(923)	(2,662)	(734)
Mortgage servicing income	473	389	1,881	1,939
Net gain on sales of mortgage loans	1,113	669	5,112	3,791
Securities gains, net	35	-	4,511	360
Increase in cash surrender value of BOLI	370	38	1,415	984
Death benefit realized on BOLI	872	-	872	1,026
Debit card interchange income	900	1,141	4,177	4,420
Other income	1,514	1,371	5,352	5,126
Total noninterest income	9,242	6,502	35,800	31,353
Noninterest expense
Salaries and employee benefits	11,608	10,435	46,869	44,161
Occupancy, furniture and equipment	2,140	1,922	8,289	6,915
Computer and data processing	1,285	1,413	5,631	6,745
FDIC insurance	-	170	176	653
General bank insurance	246	259	1,002	1,040
Amortization of core deposit intangible	129	133	539	387
Advertising expense	250	242	1,225	1,567
Debit card interchange expense	318	38	977	940
Legal fees	195	147	675	835
Other real estate expense, net	99	165	423	396
Other expense	3,558	3,853	13,296	13,489
Total noninterest expense	19,828	18,777	79,102	77,128
Income before income taxes	12,453	11,565	51,857	43,936
Provision for income taxes	2,917	2,945	12,402	9,924
Net income	$9,536	$8,620	$39,455	$34,012

Basic earnings per share	$0.32	$0.29	$1.32	$1.14
Diluted earnings per share	0.31	0.28	1.30	1.12
Dividends declared per share	0.01	0.01	0.04	0.04

Ending common shares outstanding	29,931,809	29,763,078	29,931,809	29,763,078
Weighted-average basic shares outstanding	29,922,307	29,758,328	29,891,046	29,728,308
Weighted-average diluted shares outstanding	30,491,667	30,343,296	30,416,348	30,308,935

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2018				2019
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cash and due from banks	$29,776	$36,720	$34,608	$34,915	$33,749	$33,618	$34,315	$34,417
Interest earning deposits with financial institutions	13,819	19,161	17,975	19,142	18,842	19,053	21,425	27,720
Cash and cash equivalents	43,595	55,881	52,583	54,057	52,591	52,671	55,740	62,137

Securities available-for-sale, at fair value	549,161	555,202	542,297	538,882	513,491	520,006	494,050	485,802
FHLBC and FRBC stock	8,920	8,619	8,905	10,758	11,463	11,317	10,398	9,763
Loans held-for-sale	2,353	2,868	3,220	2,617	1,853	2,870	4,462	3,441
Loans	1,600,594	1,806,209	1,839,341	1,855,283	1,893,659	1,894,454	1,890,992	1,899,849
Less: allowance for loan and lease losses	18,263	18,494	19,696	19,247	19,235	19,435	19,452	20,063
Net loans	1,582,331	1,787,715	1,819,645	1,836,036	1,874,424	1,875,019	1,871,540	1,879,786

Premises and equipment, net	37,472	41,796	42,651	42,731	42,270	42,271	42,754	43,614
Other real estate owned	7,884	7,951	7,801	7,159	6,779	6,012	5,427	4,961
Mortgage servicing rights, net	7,347	7,697	7,915	8,130	7,334	6,551	5,578	5,447
Goodwill and core deposit intangible	8,911	9,035	21,990	21,879	21,747	21,618	21,476	21,337
Bank-owned life insurance ("BOLI")	61,273	60,920	61,283	61,616	61,661	62,124	62,445	62,259
Deferred tax assets, net	26,739	26,825	27,680	25,531	20,878	16,458	13,750	12,738
Other assets	16,881	22,384	21,976	20,309	21,098	19,041	20,820	22,893
Total other assets	166,507	176,608	191,296	187,355	181,767	174,075	172,250	173,249
Total assets	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589	$2,635,958	$2,608,440	$2,614,178

Liabilities
Deposits:
Noninterest bearing demand	$554,624	$618,765	$625,982	$634,611	$625,423	$645,580	$651,863	$678,136
Interest bearing:
Savings, NOW, and money market	970,998	1,059,601	1,064,801	1,045,744	1,055,563	1,044,950	1,011,717	1,010,948
Time	382,422	460,909	467,933	461,677	445,076	422,975	420,429	437,236
Total deposits	1,908,044	2,139,275	2,158,716	2,142,032	2,126,062	2,113,505	2,084,009	2,126,320

Securities sold under repurchase agreements	40,275	44,655	46,850	44,628	45,157	44,184	40,342	45,146
Other short-term borrowings	87,444	58,199	55,119	83,588	98,328	93,369	75,310	28,772
Junior subordinated debentures	57,645	57,657	57,669	57,681	57,692	57,704	57,716	57,728
Senior Notes	44,071	44,096	44,121	44,146	44,171	44,196	44,222	44,258
Notes payable and other borrowings	-	19,795	20,768	17,987	15,273	13,101	10,973	8,768
Other liabilities	13,969	15,679	20,142	17,108	13,750	19,586	30,329	28,026
Total liabilities	2,151,448	2,379,356	2,403,385	2,407,170	2,400,433	2,385,645	2,342,901	2,339,018

Stockholders' equity
Common stock	34,647	34,717	34,717	34,717	34,775	34,825	34,825	34,845
Additional paid-in capital	117,734	117,793	118,366	118,800	119,051	119,381	120,076	120,517
Retained earnings	147,309	155,553	162,486	172,363	180,398	188,453	199,228	209,942
Accumulated other comprehensive loss	(1,871)	(4,232)	(4,714)	(7,204)	(3,102)	3,705	7,417	5,806
Treasury stock	(96,400)	(96,294)	(96,294)	(96,141)	(95,966)	(96,051)	(96,007)	(95,950)
Total stockholders' equity	201,419	207,537	214,561	222,535	235,156	250,313	265,539	275,160
Total liabilities and stockholders' equity	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589	$2,635,958	$2,608,440	$2,614,178

Total Earning Assets	$2,174,847	$2,392,059	$2,411,738	$2,426,682	$2,439,308	$2,447,700	$2,421,327	$2,426,575
Total Interest Bearing Liabilities	1,582,855	1,744,912	1,757,261	1,755,451	1,761,260	1,720,479	1,660,709	1,632,856

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2018				2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Interest and Dividend Income
Loans, including fees	$18,732	$22,516	$23,377	$24,144	$24,099	$24,924	$25,109	$23,587
Loans held-for-sale	24	31	39	33	22	31	47	33
Securities:
Taxable	2,170	2,392	2,491	2,524	2,414	2,223	2,296	2,323
Tax exempt	2,061	2,114	2,064	2,102	2,098	2,141	1,719	1,467
Dividends from FHLB and FRBC stock	106	111	121	131	149	156	154	143
Interest bearing deposits with financial institutions	49	97	84	104	114	111	119	115
Total interest and dividend income	23,142	27,261	28,176	29,038	28,896	29,586	29,444	27,668
Interest Expense
Savings, NOW, and money market deposits	344	501	642	670	771	759	724	706
Time deposits	1,175	1,444	1,568	1,643	1,618	1,641	1,672	1,805
Securities sold under repurchase agreements	79	104	140	138	149	147	135	146
Other short-term borrowings	329	276	311	512	607	575	429	144
Junior subordinated debentures	927	927	930	933	927	931	933	933
Senior notes	672	672	672	672	672	672	682	673
Notes payable and other borrowings	-	95	173	130	116	107	89	72
Total interest expense	3,526	4,019	4,436	4,698	4,860	4,832	4,664	4,479
Net interest and dividend income	19,616	23,242	23,740	24,340	24,036	24,754	24,780	23,189
(Release) provision for loan and lease losses	(722)	1,450	-	500	450	450	550	150
Net interest and dividend income after (release) provision for loan and lease losses	20,338	21,792	23,740	23,840	23,586	24,304	24,230	23,039
Noninterest Income
Trust income	1,495	1,645	1,644	1,633	1,486	1,739	1,730	1,700
Service charges on deposits	1,592	1,769	1,923	2,044	1,862	1,959	2,020	1,874
Secondary mortgage fees	162	195	199	140	136	203	282	151
Mortgage servicing rights mark to market gain (loss)	305	(105)	(11)	(923)	(819)	(1,137)	(946)	240
Mortgage servicing income	452	627	471	389	457	491	460	473
Net gain on sales of mortgage loans	917	1,240	965	669	762	1,163	2,074	1,113
Securities gains, net	35	312	13	-	27	986	3,463	35
Increase in cash surrender value of BOLI	248	351	347	38	458	320	267	370
Death benefit realized on BOLI	1,026	-	-	-	-	-	-	872
Debit card interchange income	1,012	1,132	1,135	1,141	987	1,166	1,124	900
Other income	1,261	1,366	1,128	1,371	1,126	1,253	1,459	1,514
Total noninterest income	8,505	8,532	7,814	6,502	6,482	8,143	11,933	9,242
Noninterest Expense
Salaries and employee benefits	10,207	12,355	11,165	10,435	11,612	11,587	12,062	11,608
Occupancy, furniture and equipment	1,558	1,652	1,782	1,922	1,989	1,925	2,235	2,140
Computer and data processing	1,344	2,741	1,247	1,413	1,332	1,524	1,490	1,285
FDIC insurance	156	165	162	170	174	116	(114)	-
General bank insurance	251	299	230	259	250	236	270	246
Amortization of core deposit intangible	21	97	136	133	132	121	157	129
Advertising expense	341	492	492	242	234	381	360	250
Debit card interchange expense	281	301	320	38	147	233	279	318
Legal fees	159	286	243	147	126	243	111	195
Other real estate expense, net	173	429	(370)	165	50	248	26	99
Other expense	2,863	3,469	3,304	3,853	3,148	3,512	3,078	3,558
Total noninterest expense	17,354	22,286	18,711	18,777	19,194	20,126	19,954	19,828
Income before income taxes	11,489	8,038	12,843	11,565	10,874	12,321	16,209	12,453
Provision for income taxes	2,000	1,777	3,201	2,945	2,406	3,043	4,036	2,917
Net income	$9,489	$6,261	$9,642	$8,620	$8,468	$9,278	$12,173	$9,536

Basic earnings (loss) per share	$0.32	$0.21	$0.32	$0.29	$0.28	$0.31	$0.41	$0.32
Diluted earnings (loss) per share	0.31	0.21	0.32	0.28	0.28	0.31	0.40	0.31
Dividends paid per share	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands:

	Quarters Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Net Interest Margin
Interest income (GAAP)	$27,668	$29,444	$29,038
Taxable-equivalent adjustment:
Loans	3	3	5
Securities	390	457	559
Interest income (TE)	28,061	29,904	29,602
Interest expense (GAAP)	4,479	4,664	4,698
Net interest income (TE)	$23,582	$25,240	$24,904
Net interest income (GAAP)	$23,189	$24,780	$24,340
Average interest earning assets	$2,426,575	$2,421,327	$2,426,682
Net interest margin (GAAP)	3.79%	4.06%	3.98%
Net interest margin (TE)	3.86%	4.14%	4.07%

	GAAP			Non-GAAP
	Three Months Ended			Three Months Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2019	2019	2018	2019	2019	2018
Efficiency Ratio / Adjusted Efficiency Ratio
Noninterest expense	$19,828	$19,954	$18,777	$19,828	$19,954	$18,777
Less amortization of core deposit	129	157	133	129	157	133
Less other real estate expense, net	99	26	165	99	26	165
Less acquisition related costs	N/A	N/A	N/A	-	-	119
Noninterest expense less adjustments	$19,600	$19,771	$18,479	$19,600	$19,771	$18,360

Net interest income	$23,189	$24,780	$24,340	$23,189	$24,780	$24,340
Taxable-equivalent adjustment:
Loans	N/A	N/A	N/A	3	3	5
Securities	N/A	N/A	N/A	390	457	559
Net interest income including adjustments	23,189	24,780	24,340	23,582	25,240	24,904
Noninterest income	9,242	11,933	6,502	9,242	11,933	6,502
Less death benefit related to BOLI	872	-	-	872	-	-
Less securities gain, net	35	3,463	-	35	3,463	-
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI	N/A	N/A	N/A	330	71	10
Noninterest income (less) / including adjustments	8,335	8,470	6,502	8,665	8,541	6,512

Net interest income including adjustments plus noninterest income (less) / including adjustments	$31,524	$33,250	$30,842	$32,247	$33,781	$31,416
Efficiency ratio / Adjusted efficiency ratio	62.17%	59.46%	59.92%	60.78%	58.53%	58.44%